March 2020
Free Writing Prospectus pursuant to Rule 433 dated March 3, 2020/ Registration Statement No. 333-219206
STRUCTURED INVESTMENTS
GS Finance Corp.	Opportunities in U.S. Equities

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Principal at Risk Securities

The Buffered Performance Leveraged Upside SecuritiesSM (Buffered PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Buffered PLUS on the stated maturity date (expected to be October 7, 2025) is based on the performance of the worst performing of the Russell 2000® Index and the S&P 500® Index as measured from its initial index value to its final index value. The initial index value of each underlying index will not be determined until the end of the initial averaging period (expected to be the period from and including February 28, 2020 to and including May 28, 2020) and will equal the arithmetic average of its index closing values on each day included in such period. The final index value of each underlying index will be the arithmetic average of its index closing values on each day included in the final averaging period (expected to be the period from and including July 3, 2025 to and including the valuation date (expected to be October 1, 2025)).

At maturity, for each $1,000 principal amount of your Buffered PLUS, you will receive an amount in cash equal to:

•

if the final index value of each underlying index is greater than 108% of its initial index value, the sum of (i) $1,170.00 plus (ii) the product of (a) $1,000 times (b) 2.3867 times (c) the result of (1) the quotient of the final index value of the worst performing underlying index divided by its initial index value minus (2) 108%, subject to the maximum payment at maturity of $1,886.01 (the return on your Buffered PLUS will be positive);

•

if the final index value of each underlying index is greater than or equal to its downside threshold value of 88% of its initial index value, but the final index value of any underlying index is equal to or less than 108% of its initial index value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 0.85 times (c) the percentage of the respective initial index value by which the final index value of the worst performing underlying index exceeds its downside threshold value (the return on your Buffered PLUS will be zero or positive); or

•

if the final index value of any underlying index is less than its downside threshold value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the sum of the worst performing index return (the percentage change in the final index value of the worst performing underlying index from its initial index value) plus 12%. Under these circumstances, you will lose some or a significant portion of your investment (the return on your Buffered PLUS will be negative). You could lose some or a significant portion of your investment. See “Key Investment Rationale” on page PS-5.

The Buffered PLUS are for investors who seek the potential to earn a positive return based on the worst-performing underlying index if the final index value of the worst performing underlying index is greater than 88% of its initial index value, subject to the maximum payment at maturity, and are willing to forgo interest payments and risk losing some or a significant portion of their investment.

SUMMARY TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes:	Russell 2000® Index (Bloomberg symbol, “RTY Index”) and S&P 500® Index (Bloomberg symbol, “SPX Index”)
Pricing date:	March , 2020 (expected to price on or about March 3, 2020)
Original issue date:	March , 2020 (expected to be March 6, 2020)
Stated maturity date:	expected to be October 7, 2025, subject to postponement
Stated principal amount/Original issue price:	$1,000 per Buffered PLUS / 100% of the principal amount
Estimated value range:

$940 to $970 per Buffered PLUS. If the initial index value of any underlying index is greater than the closing value of such underlying index on February 28, 2020 (the first day of the initial averaging period), the estimated value of your Buffered PLUS may be significantly less than the estimated value determined on the pricing date. See page PS-4 for more information.

Your investment in the Buffered PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	March , 2020	Original issue price:	100.00% of the principal amount
Underwriting discount:	1.35% ($ in total)*	Net proceeds to the issuer:	98.65% ($ in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $10.00 for each Buffered PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each Buffered PLUS as a structuring fee. Goldman Sachs & Co. LLC will receive an underwriting discount of $3.50 for each Buffered PLUS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

The issue price, underwriting discount and net proceeds listed on the cover page relate to the Buffered PLUS we sell initially. We may decide to sell additional Buffered PLUS after the date of this document, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in Buffered PLUS will depend in part on the issue price you pay for such Buffered PLUS.

GS Finance Corp. may use this document in the initial sale of the Buffered PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this document in a market-making transaction in a Buffered PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this document is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Payment at maturity:

If the final index value of each underlying index is greater than 108% of its initial index value, $1,170.00 + [$1,000 × 238.67% × (index performance factor of the worst performing underlying index ‒ 108%)], subject to the maximum payment at maturity

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final index value of each underlying index is greater than or equal to its downside threshold value but the final index value of any underlying index is equal to or less than 108% of its initial index value, $1,000 + ($1,000 × 85% × index strike return of the worst performing index)

If the final index value of any underlying index is less than its downside threshold value, $1,000 + [$1,000 × (worst performing index return + buffer amount)]

The payment at maturity will be less, and potentially significantly less, than the stated principal amount of $1,000, subject to the minimum payment at maturity of $120.00 per Buffered PLUS.

Initial index value:

With respect to each underlying index, the arithmetic average of the index closing values of such underlying index on each of the days included in the initial averaging period; After the end of the initial averaging period, the initial index value of each underlying index will be published on our webpage at http://www.goldmansachs.com/what-we-do/securities/products-and-business-groups/products/gs-us-initial-index.html (or any successor or replacement web page) (this website URL is an inactive textual reference only)

Final index value:	With respect to each underlying index, the arithmetic average of the index closing values of such underlying index on each of the days included in the final averaging period
Downside threshold value:	With respect to each underlying index, 88% of such underlying index’s initial index value
Buffer amount:	12%
Minimum payment at maturity:	$120.00 (12% of the stated principal amount)
Maximum payment at maturity:	$1,886.01 (188.601% of the stated principal amount)
Index return:	With respect to each underlying index, (final index value – initial index value)/ initial index value
Index strike return:	With respect to each underlying index, (final index value – downside threshold value)/ initial index value
Worst performing underlying index:	The underlying index with the lowest index return
Worst performing index return:	The index return of the worst-performing underlying index
Index performance factor:	With respect to each underlying index, final index value / initial index value
Initial averaging period:

Expected to be the period from and including February 28, 2020 to and including the initial averaging period end date, subject to adjustment as described under “Additional Information About the Buffered PLUS — Additional Provisions — Initial averaging period” on page PS-27

Initial averaging period end date:	Expected to be May 28, 2020
Final averaging period:

Expected to be the period from and including July 3, 2025 to and including the valuation date, subject to adjustment as provided under “Additional Information About the Buffered PLUS — Additional Provisions — Final Averaging Period” on page PS-27

Valuation date:	Expected to be October 1, 2025, subject to postponement for non-index business days and market disruption events
CUSIP / ISIN:	40056YQT4 / US40056YQT46
Listing:	The Buffered PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

March 2020

A purchaser of these Buffered PLUS in the secondary market should determine the initial index value of each underlying index, or, if such values have not yet been determined, the index closing values of each underlying index on the initial averaging dates, as these values could significantly affect both the secondary market trading price of the Buffered PLUS and the amount that a holder of the Buffered PLUS will receive at maturity.

You will not know the initial index value of any underlying index for approximately three months after the pricing date. If the initial index value of any underlying index is greater than the index closing value of such index on the pricing date, the return on your Buffered PLUS at maturity may be less than the return would have been if the initial index value was set on the pricing date.

March 2020

Estimated Value of Your Buffered PLUS

The estimated value of your Buffered PLUS at the time the terms of your Buffered PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this document (per $1,000 principal amount), which is less than the original issue price. If the initial index value of any underlying index is greater than the closing value of such underlying index on February 28, 2020 (the first day of the initial averaging period), the estimated value of your Buffered PLUS may be significantly less than the estimated value determined on the pricing date. The value of your Buffered PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Buffered PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Buffered PLUS at the time of pricing, plus an additional amount (initially equal to $   per $1,000 principal amount).

Prior to      , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Buffered PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through        ). On and after       , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market) will equal approximately the then-current estimated value of your Buffered PLUS determined by reference to such pricing models.

About Your Buffered PLUS

GS Finance Corp. and The Goldman Sachs Group, Inc. have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement, underlier supplement no. 4 and general terms supplement no. 7,016 listed below) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement, underlier supplement no. 4 and general terms supplement no. 7,016 and any other documents relating to this offering that GS Finance Corp. and The Goldman Sachs Group, Inc. have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at sec.gov. Alternatively, we will arrange to send you the prospectus, prospectus supplement, underlier supplement no. 4 and general terms supplement no. 7,016 if you so request by calling (212) 357-4612.

The Buffered PLUS are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This document should be read in conjunction with the following:

●General terms supplement no. 7,016 dated November 22, 2019

●Underlier supplement no. 4 dated February 21, 2020

●Prospectus supplement dated July 10, 2017

●Prospectus dated July 10, 2017

The information in this document supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Buffered PLUS.

Please note that, for purposes of this document, references in the underlier supplement no. 4 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date” and “underlying publisher”, respectively.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

We refer to the Buffered PLUS we are offering by this document as the “offered Buffered PLUS” or the “Buffered PLUS”. Each of the Buffered PLUS has the terms described under “Summary Terms” and “Additional Provisions” in this document. Please note that in this document, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 10, 2017, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated July 10, 2017, for Medium-Term Notes, Series E, references to the “accompanying underlier supplement no. 4” mean the accompanying underlier supplement no. 4 dated February 21, 2020 and references to the “accompanying general terms supplement no. 7,016” mean the accompanying general terms supplement no. 7,016, dated November 22, 2019, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The Buffered PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025 (the “Buffered PLUS”) can be used:

•

As an alternative to direct exposure to the underlying indexes that enhances returns for a certain range of performance of the worst performing underlying index if the final index value of the worst performing underlying index is greater than its initial index value or its downside threshold value, as applicable, subject to the maximum payment at maturity.

•	To potentially obtain upside exposure to the worst performing of the Russell 2000® Index and the S&P 500® Index in a moderately bullish or moderately bearish environment.
•

To provide limited protection against a loss of principal in the event of a decline of the worst performing underlying index from its initial index value to its final index value but only if the final index value of each underlying index is greater than or equal to its downside threshold value.

However, you will not receive dividends on the stocks comprising the underlying indexes (the “underlying index stocks”) or any interest payments on your Buffered PLUS.

If the final index value of the worst performing underlying index is less than its initial index value by more than the buffer amount, the Buffered PLUS are exposed on a 1:1 basis to the negative performance of the underlying index beyond the buffer amount.

Maturity:	Approximately 5 years and 7 months

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Payment at maturity:

•If the final index value of each underlying index is greater than 108% of its initial index value, the sum of (i) $1,170.00 + (ii) the product of (a) $1,000 × (b) 238.67% × (c) the result of (1) the index performance factor of the worst performing underlying index ‒ (2) 108%, subject to the maximum payment at maturity.

•If the final index value of each underlying index is greater than or equal to its downside threshold value, but the final index value of any underlying index is equal to or less than 108% of its initial index value, the sum of (i) $1,000 + (ii) the product of (a) $1,000 × (b) 85% × (c) the index strike return.

•If the final index value of any underlying index is less than its downside threshold value, the sum of (i) $1,000 + (ii) the product of (a) $1,000 × (b) the sum of (1) the worst performing index return + (2) the buffer amount.

Initial index value:	With respect to each underlying index, the arithmetic average of the index closing values of such underlying index on each of the days included in the initial averaging period
Final index value:	With respect to each underlying index, the arithmetic average of the index closing values of such underlying index on each of the days included in the final averaging period
Index return:	With respect to each underlying index, (final index value – initial index value)/ initial index value
Index strike return:	With respect to each underlying index, (final index value – downside threshold value)/ initial index value
Worst performing underlying index:	The underlying index with the lowest index return
Worst performing index return:	The index return of the worst-performing underlying index
Buffer amount:	12%
Index performance factor:	With respect to each underlying index, final index value / initial index value
Downside threshold value:	With respect to each underlying index, 88% of such underlying index’s initial index value
Minimum payment at maturity:	$120.00 per Buffered PLUS (12% of the stated principal amount). Investors may lose up to 88% of the stated principal amount of the Buffered PLUS.
Maximum payment at maturity:	$1,886.01 per Buffered PLUS (188.601% of the stated principal amount)
Interest:	None
Redemption:	None. The Buffered PLUS will not be subject to redemption right or price dependent redemption right.

Key Investment Rationale

The Buffered PLUS offer upside exposure to the worst performing of the Russell 2000® Index and the S&P 500® Index to the extent that the final index value of the worst performing underlying index is greater than its downside threshold value of 88% of its initial index value, subject to the maximum payment at maturity of $1,886.01 per Buffered PLUS. The initial index value for each underlying index will be equal to the arithmetic average of the index closing values of such underlying index on each of the days included in the initial averaging period. The final index value for each underlying index, which will be used to determine the worst performing underlying index and to calculate the payment at maturity, will be equal to the arithmetic average of the index closing values of such underlying index on each of the days included in the final averaging period. At maturity, if the final index value of each underlying index is greater than 108% of its initial index value, the return on the Buffered PLUS will be positive and investors will receive a leveraged return based on the worst performing underlying index equal to 17% plus 2.3867% for each 1% of the respective initial index value by which the final index value of the worst performing underlying index exceeds 108% of its initial index value, subject to the maximum payment at maturity. If the final index value of each underlying index is greater than its downside threshold value but the final index value of any underlying index is less than or equal to 108% of its initial index value, the return on the Buffered PLUS will be positive and will equal 0.85% for each 1% of the respective initial index value by which the final index value of the worst performing underlying index exceeds its downside threshold value. If the final index value of any underlying index is less than its downside threshold value, the return on your Buffered PLUS will be negative and will equal the sum of the worst performing index return (the percentage change in the final index value of the worst performing underlying index from its initial index value) plus 12%. Investors may lose up to 88% of the stated principal amount of the Buffered PLUS.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Upside Scenario 1: Leveraged Performance Up to a Cap

The final index value of each underlying index is greater than 108% of its initial index value. In this case, you will receive a return equal to 17% plus the product of 238.67% times the result of the worst index performance factor minus 108%, subject to the maximum payment at maturity of $1,886.01. For example, if the final index value of the worst performing index is 40% greater than its initial index value, the Buffered PLUS will provide a total return of 88.601%.

Upside Scenario 2: Positive Return Within a Specified Range

The final index value of each underlying index is greater than or equal to its downside threshold value, but the final index value of any underlying index is equal to or less than 108% of its initial index value. In this case, you will receive a return equal to 85% times the index strike return of the worst performing underlying index. For example, if the final index value of the worst performing index is 5% less than its initial index value (i.e., 7% higher than its downside threshold value), the Buffered PLUS will provide a total return of 5.95%.

Downside Scenario

Any underlying index declines in value and the final index value of the worst performing underlying index is less than its downside threshold value. In this case, you will receive less than the stated principal amount by an amount proportionate to the decline in the value of the worst performing underlying index from its initial index value, plus the buffer amount of 12%. For example, if the final index value is 30% less than the initial index value, the PLUS will provide at maturity a loss of 18% of principal. In this case, you will receive $820.00 per Buffered PLUS, or 82% of the stated principal amount. The minimum payment at maturity is $120.00 per Buffered PLUS.

Hypothetical Examples

The below examples are based on the following terms:

Hypothetical initial index values:	1,500.000 with respect to the Russell 2000® Index and 2,900.00 with respect to the S&P 500® Index
Hypothetical downside threshold values:	1,320.000 with respect to the Russell 2000® Index and 2,552.00 with respect to the S&P 500® Index (in each case, 88.00% of such underlying index’s initial index value)
Buffer amount:	12%
Maximum payment at maturity:	$1,886.01 per Buffered PLUS (188.601% of the stated principal amount)
Minimum payment at maturity:	$120.00 per Buffered PLUS

Example 1: The final index value of each underlying index is significantly greater than 108% of its initial index value and investors receive the maximum payment at maturity.

Final index value	Russell 2000® Index: 2,400.000 S&P 500® Index: 4,350.00

Index return	Russell 2000® Index: (2,400.000 - 1,500.000)/1,500.000 = 60% S&P 500® Index: (4,350.00 - 2,900.00)/ 2,900.000 = 50%

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Payment at maturity	$1,170.00 + [$1,000 × 238.67% × (worst index performance factor ‒ 108%)], subject to the maximum payment at maturity
=	$1,170.00 + [$1,000 × 238.67% × (150% ‒ 108%)], subject to the maximum payment at maturity
=	maximum payment at maturity of $1,886.01 per Buffered PLUS

In example 1, the final index value of each of the Russell 2000® Index and the S&P 500® Index is greater than 108% of its initial index value. Since the index return of the S&P 500® Index is less than the index return of the Russell 2000® Index, the S&P 500® Index is the worst performing underlying index. Since the worst index performance factor is 150%, investors receive the maximum payment at maturity or $1,886.01 for each Buffered PLUS.

Example 2: The final index value of each underlying index is greater than 108% of its initial index value and investors receive less than the maximum payment at maturity.

Final index value	Russell 2000® Index: 1,800.000 S&P 500® Index: 3,625.00

Index return	Russell 2000® Index: (1,800.000 - 1,500.000)/1,500.000 = 20% S&P 500® Index: (3,625.00 - 2,900.00)/ 2,900.000 = 25%
Payment at maturity	$1,170.00 + [$1,000 × 238.67% × (worst index performance factor ‒ 108%)], subject to the maximum payment at maturity
=	$1,170.00 + [$1,000 × 238.67% × (120% ‒ 108%)], subject to the maximum payment at maturity
=	$1,456.404 per Buffered PLUS

In example 2, the final index value of each of the Russell 2000® Index and the S&P 500® Index is greater than 108% of its initial index value.  Since the index return of the Russell 2000® Index is less than the index return of the S&P 500® Index, the Russell 2000® Index is the worst performing underlying index. Since the worst index performance factor is 120%, at maturity investors receive $1,456.404 per Buffered PLUS.

Example 3: The final index value of each underlying index is less than 108% of its initial index value but greater than its downside threshold value.

Final index value	Russell 2000® Index: 1,350.000 S&P 500® Index: 2,755.00

Index return	Russell 2000® Index: (1,350.000 - 1,500.000)/1,500.000 = -10% S&P 500® Index: (2,755.00 - 2,900.00)/ 2,900.000 = -5%
Payment at maturity	$1,000 + ($1,000 × 85% × index strike return of the worst performing index)
=	$1,000 + ($1,000 × 85% × 2%)
=	$1,017.00 per Buffered PLUS

In example 3, the final index value of each of the Russell 2000® Index and the S&P 500® Index is less than its initial index value but greater than its downside threshold value.  Since the index return of the Russell 2000® Index is less than the index return of the S&P 500® Index, the Russell 2000® Index is the worst performing underlying index. Since the index strike return of the Russell 2000® Index is 2%, at maturity investors receive $1,017.00 per Buffered PLUS.

Example 4: The final index value of one underlying index is greater than 108% of its initial index value while the final index value of the other underlying index is less than its downside threshold value.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Final index value	Russell 2000® Index: 1,200.000 S&P 500® Index: 3,480.00

Index return	Russell 2000® Index: (1,200.000 - 1,500.000)/1,500.000 = -20% S&P 500® Index: (3,480.00 - 2,900.00)/ 2,900.000 = 20%
Payment at maturity	$1,000 + [$1,000 × (worst performing index return + buffer amount)]
=	$1,000 + [$1,000 × (-20% + 12%)], subject to the minimum payment at maturity
=	$920.00 per Buffered PLUS

In example 4, the final index value of the Russell 2000® Index is less than its downside threshold while the final index value of the S&P 500® Index is greater than its initial index value.  Since the index return of the Russell 2000® Index is less than the index return of the S&P 500® Index, the Russell 2000® Index is the worst performing underlying index and investors will not participate in the appreciation of S&P 500® Index from its initial index value to its final index value. Since the index return of the Russell 2000® Index is -20%, at maturity investors receive $920.00 per Buffered PLUS.

Example 5: The final index value of each underlying index is less than its downside threshold value.

Final index value	Russell 2000® Index: 900.000 S&P 500® Index: 1,450.00

Index return	Russell 2000® Index: (900.000 - 1,500.000)/1,500.000 = -40% S&P 500® Index: (1,450.00 - 2,900.00)/ 2,900.000 = -50%
Payment at maturity	$1,000 + [$1,000 × (worst performing index return + buffer amount)]
=	$1,000 + [$1,000 × (-50% + 12%)], subject to the minimum payment at maturity
=	$620.00 per Buffered PLUS

In example 5, the final index value of each of the Russell 2000® Index and the S&P 500® Index is less than its downside threshold value.  Since the index return of the S&P 500® Index is less than the index return of the Russell 2000® Index, the S&P 500® Index is the worst performing underlying index. Since the index return of the S&P 500® Index is -50%, at maturity investors receive $620.00 per Buffered PLUS.

If the final index value of any underlying index is below its downside threshold value, you will receive less than the $1,000 principal amount, subject to the minimum payment at maturity of $120.00 per Buffered PLUS.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical final index closing values of the worst performing underlying index could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final index values of the worst performing underlying index that are entirely hypothetical; no one can predict what the value of any underlying index will be on any day throughout the life of your Buffered PLUS, including what the closing value of any underlying index will be on any day during the initial averaging period, and no one can predict what the closing value of any underlying index will be on any day during the final averaging period. The underlying indexes have been highly volatile in the past — meaning that the index closing values have changed considerably in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered Buffered PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Buffered PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Buffered PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Downside threshold value	with respect to each underlying index, 88.00% of such underlying index’s initial index value
Minimum payment at maturity	$120.00 per Buffered PLUS
Maximum payment at maturity	$1,886.01 per Buffered PLUS
Neither a market disruption event nor a non-index business day occurs with respect to any underlying index during the initial averaging period or during the final averaging period

No change in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index

Buffered PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

Moreover, we have not yet set the initial index values that will serve as the baseline for determining the amount that we will pay on your Buffered PLUS at maturity. We will not do so until the conclusion of the initial averaging period. As a result, the actual initial index values may differ substantially from the index closing values prior to the pricing date.

For these reasons, the actual performance of the underlying indexes over the life of your Buffered PLUS, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this document. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below. Before investing in the offered Buffered PLUS, you should consult publicly available information to determine the values of the underlying indexes between the date of this document and the date of your purchase of the offered Buffered PLUS.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Buffered PLUS, tax liabilities could affect the after-tax

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

rate of return on your Buffered PLUS to a comparatively greater extent than the after-tax return on the underlying index stocks.

The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a Buffered PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered Buffered PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Buffered PLUS, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
175.000%	188.601%
150.000%	188.601%
138.000%	188.601%
120.000%	145.640%
110.000%	121.773%
108.000%	117.000%
105.000%	114.450%
100.000%	110.200%
95.000%	105.950%
90.000%	101.700%
88.000%	100.000%
80.000%	92.000%
70.000%	82.000%
50.000%	62.000%
30.000%	42.000%
25.000%	37.000%
0.000%	12.000%

If, for example, the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your Buffered PLUS at maturity would be 37.000% of the stated principal amount of your Buffered PLUS, as shown in the table above. As a result, if you purchased your Buffered PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 63.000% of your investment (if you purchased your Buffered PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value of the worst performing underlying index were determined to be zero, you would lose 88.000% of your investment in the Buffered PLUS.  In addition, if the final index value of the worst performing underlying index were determined to be 175.000% of its initial index value, the payment at maturity that we would deliver on your Buffered PLUS at maturity would be limited to the maximum payment at maturity, or 188.601% of each $1,000 principal amount of your Buffered PLUS, as shown in the table above. As a result, if you held your Buffered PLUS to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over 138.000% of its initial index value.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved during the final averaging period and on assumptions that may prove to be erroneous. The actual market value of your Buffered PLUS on the stated maturity date or at

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

any other time, including any time you may wish to sell your Buffered PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered Buffered PLUS. The hypothetical payments at maturity on Buffered PLUS held to the stated maturity date in the examples above assume you purchased your Buffered PLUS at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your Buffered PLUS. The return on your investment (whether positive or negative) in your Buffered PLUS will be affected by the amount you pay for your Buffered PLUS. If you purchase your Buffered PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors” below.

Payments on the Buffered PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the Buffered PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the Buffered PLUS do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the Buffered PLUS or the U.S. federal income tax treatment of the Buffered PLUS, as described elsewhere in this document.

We cannot predict the actual final index values of the underlying indexes or what the market value of your Buffered PLUS will be on any particular index business day, nor can we predict the relationship between the index closing values of the underlying indexes and the market value of your Buffered PLUS at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered Buffered PLUS will depend on the actual initial index values, which we will set at the end of the initial averaging period, and the actual final index values determined by the calculation agent at the end of the final averaging period as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your Buffered PLUS on the stated maturity date may be very different from the information reflected in the examples above.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in your Buffered PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Notes” in the accompanying underlier supplement no. 4 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 7,016. You should carefully review these risks and considerations as well as the terms of the Buffered PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 4 and the accompanying general terms supplement no. 7,016. Your Buffered PLUS are a riskier investment than ordinary debt securities. Also, your Buffered PLUS are not equivalent to investing directly in the underlying index stocks, i.e., the stocks comprising the underlying index to which your Buffered PLUS are linked. You should carefully consider whether the offered Buffered PLUS are suited to your particular circumstances.

Your Buffered PLUS Do Not Bear Interest

You will not receive any interest payments on your Buffered PLUS. As a result, even if the payment at maturity payable for your Buffered PLUS on the stated maturity date exceeds the stated principal amount of your Buffered PLUS, the overall return you earn on your Buffered PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Some or a Substantial Portion of Your Investment in the Buffered PLUS

You can lose some or a substantial portion of your investment in the Buffered PLUS. The cash settlement amount on your Buffered PLUS on the stated maturity date will be based on the performance of the worst performing of the Russell 2000® Index and the S&P 500® Index as measured from their initial index values (in each case, determined using averaging during the initial averaging period, as described herein) to their final index values (in each case, determined using averaging during the final averaging period, as described herein). If the final index value of any underlying index is less than its downside threshold value (i.e., the final index value of any underlying index has declined, relative to its initial index value, by more than the buffer amount), you will sustain a loss for each $1,000 of the stated principal amount of your Buffered PLUS equal to (i) the sum of the worst performing index return plus the buffer amount times (ii) $1,000, subject to the minimum payment at maturity. As specified elsewhere in this document supplement, if the final index value of the worst performing underlying index declines, relative to its initial index value, by more than the buffer amount, you will lose 1% of the stated principal amount of your Buffered PLUS for every 1% that such decline exceeds the buffer amount, and you will lose some or a significant portion of your investment. Thus, you may lose some or a substantial portion of your investment in the Buffered PLUS, which would include any premium to the stated principal amount you paid when you purchased the Buffered PLUS.

Also, the application of the buffer amount applies only at maturity and the market price of your Buffered PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Buffered PLUS. Consequently, if you are able to sell your Buffered PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Buffered PLUS even if the value of the worst performing underlying index is not below its downside threshold value at the time of sale.

The Buffered PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Buffered PLUS will be based on the performances of the underlying indexes, the payment of any amount due on the Buffered PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Buffered PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS. The Buffered PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Buffered PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

ability of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS, to pay all amounts due on the Buffered PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 66 of the accompanying prospectus.

The Initial Index Value of Each Underlying Index is Based Solely on the Arithmetic Average of the Index Closing Values of Such Underlying Index During the Initial Averaging Period and Will Not Be Determined Until the End of the Initial Averaging Period; the Return on Your Buffered PLUS May Be Negatively Affected

With respect to each underlying index, the initial index value will be the arithmetic average of its index closing values on each day included in the initial averaging period (described below and subject to adjustment in the case of market disruption events or non-index business days during the initial averaging period). The initial averaging period is expected to be the period from and including February 28, 2020 to and including the initial averaging period end date. Accordingly, you will not know the initial index value of any underlying index for a significant time after February 28, 2020. In addition, if the index closing value of any underlying index increases on any day during the initial averaging period (relative to its index closing value on February 28, 2020), its initial index value may be higher than if it had been set on February 28, 2020 and may influence whether such underlying index ultimately becomes the worst performing underlying index. Under these circumstances, the value above which the final index value of the worst performing underlying index must reach in order for you to receive a positive return on the Buffered PLUS will be higher than if the initial index value of each underlying index were the index closing value of that underlying index on February 28, 2020.

The Final Index Value of Each Underlying Index is Based Solely on the Arithmetic Average of the Index Closing Values of Such Underlying Index During the Final Averaging Period; the Payment at Maturity May Be Reduced as a Result

With respect to each underlying index, the final index value will be based on the arithmetic average of its index closing values on each day included in the final averaging period (described below and subject to adjustment in the case of market disruption events or non-index business days during the final averaging period). Due to such averaging, as well as the averaging used to determine the initial index values, the index returns of the underlying indexes do not reflect the simple performance of such underlying indexes over the life of your Buffered PLUS. For example, if the index closing value of the worst performing underlying index dramatically increased on the final day of the final averaging period (in other words, the valuation date), the payment at maturity for your Buffered PLUS may be significantly less than it would have been had the payment at maturity been linked only to the index closing value of the worst performing underlying index on the valuation date.

The Return on Your Buffered PLUS Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

We refer to the stocks that are included in the underlying indexes as underlying index stocks. The applicable underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your Buffered PLUS will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “— Investing in the Buffered PLUS is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Estimated Value of Your Buffered PLUS At the Time the Terms of Your Buffered PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Buffered PLUS

The original issue price for your Buffered PLUS exceeds the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Buffered PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. Further, if the initial index value of any underlying index is greater than the closing value of such underlying index on February 28, 2020 (the first day of the initial averaging period), the estimated value of your Buffered PLUS may be significantly less than the estimated value determined on the pricing date. The price at which GS&Co. would initially buy or sell your Buffered PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Buffered PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Buffered PLUS”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Buffered PLUS”. Thereafter, if GS&Co. buys or sells your Buffered PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your Buffered PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured Buffered PLUS.

In estimating the value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Buffered PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Buffered PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Buffered PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Buffered PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Buffered PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Buffered PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Buffered PLUS.

In addition to the factors discussed above, the value and quoted price of your Buffered PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Buffered PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Buffered PLUS, including the price you may receive for your Buffered PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Buffered PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Buffered PLUS (and subject to the declining excess amount described above).

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Buffered PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Buffered PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Buffered PLUS. See “— Your Buffered PLUS May Not Have an Active Trading Market” below.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

The payment at maturity will be based on the worst performing underlying index without regard to the performance of the other underlying index. As a result, you could lose some or a substantial portion of your initial investment if the worst performing underlying index return is negative, even if there is an increase in the value of the other underlying index. This could be the case even if the other underlying index increased by an amount greater than the decrease in the worst performing underlying index.

You are Exposed to the Market Risk of Each Underlying Index

Your return on the Buffered PLUS is contingent upon the performance of each individual underlying index. Therefore, you will be exposed equally to the risks related to each underlying index. Poor performance by one underlying index over the term of the Buffered PLUS may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying index. Accordingly, your investment is subject to the full market risk of each underlying index.

Because the Buffered PLUS Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Sustaining Some or a Significant Loss on Your Investment Than If the Buffered PLUS Were Linked to Just One Underlying Index

The risk that you will suffer some or a significant loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indexes, it is more likely that the final index value of any underlying index will close below its downside threshold value than if the Buffered PLUS were linked to only one underlying index. Therefore, it is more likely that you will suffer some or a significant loss on your investment.

The Potential for the Value of Your Buffered PLUS to Increase Will Be Limited

Your ability to participate in any change in the level of the worst performing underlying index over the life of your Buffered PLUS will be limited because of the maximum payment at maturity of $1,886.01 per Buffered PLUS (188.601% of the stated principal amount). The maximum payment at maturity will limit the payment at maturity you may receive for each of your Buffered PLUS, no matter how much the value of the worst performing underlying index may rise over the life of your Buffered PLUS. Accordingly, the amount payable for each of your Buffered PLUS may be significantly less than it would have been had you invested directly in the worst performing underlying index, and you will not benefit from any increase in the final index value of the worst performing underlying index beyond 138% of its initial index value.

The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your Buffered PLUS, we mean the value that you could receive for your Buffered PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Buffered PLUS, including:

•	the value of the underlying indexes;
•	the volatility – i.e., the frequency and magnitude of changes – in the index closing value of the underlying indexes;
•	the dividend rates of the underlying index stocks;

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

•

economic, financial, regulatory, political, military and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;

•	interest rates and yield rates in the market;
•	the time remaining until your Buffered PLUS mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your Buffered PLUS before maturity, including the price you may receive for your Buffered PLUS in any market making transaction. If you sell your Buffered PLUS before maturity, you may receive less than the principal amount of your Buffered PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered Buffered PLUS or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this document.

Your Buffered PLUS May Not Have an Active Trading Market

Your Buffered PLUS will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your Buffered PLUS. Even if a secondary market for your Buffered PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Buffered PLUS in any secondary market could be substantial.

If the Values of the Underlying Indexes Change, the Market Value of Your Buffered PLUS May Not Change in the Same Manner

The price of your Buffered PLUS may move quite differently than the performances of the underlying indexes. Changes in the values of the underlying indexes may not result in a comparable change in the market value of your Buffered PLUS. Even if the value of each underlying index remains above its downside threshold value during some portion of the life of the Buffered PLUS, the market value of your Buffered PLUS may not reflect directly any movements in the levels of the underlying indexes. We discuss some of the reasons for this disparity under “— The Market Value of Your Buffered PLUS May Be Influenced by Many Unpredictable Factors” above.

Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Buffered PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Buffered PLUS

Goldman Sachs expects to hedge our obligations under the Buffered PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying indexes or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your Buffered PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the Buffered PLUS with unaffiliated distributors of the Buffered PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the values of the underlying indexes or the underlying index stocks, as applicable.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the Buffered PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the Buffered PLUS; hedging the exposure of Goldman Sachs to the Buffered PLUS including any interest in the Buffered PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the Buffered PLUS.

Any of these hedging or other activities may adversely affect the value of the underlying indexes — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your Buffered PLUS and the amount we will pay on your Buffered PLUS at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Buffered PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Buffered PLUS, and may receive substantial returns on hedging or other activities while the value of your Buffered PLUS declines. In addition, if the distributor from which you purchase Buffered PLUS is to conduct hedging activities in connection with the Buffered PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the Buffered PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the Buffered PLUS to you in addition to the compensation they would receive for the sale of the Buffered PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Buffered PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your Buffered PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the Buffered PLUS.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your Buffered PLUS, or similar or linked to the underlying indexes or underlying index stocks. Investors in the Buffered PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the Buffered PLUS for liquidity, research coverage or otherwise.

The Policies of the Underlying Index Publishers and Changes That Affect the Underlying Indexes or the Underlying Index Stocks Comprising the Underlying Indexes Could Affect the Payment at Maturity and the Market Value of the Buffered PLUS

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The policies of an underlying index publisher concerning the calculation of the value of an underlying index, additions, deletions or substitutions of underlying index stocks comprising such underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment at maturity and the market value of your Buffered PLUS before the stated maturity date. The payment at maturity and the market value of your Buffered PLUS could also be affected if the applicable underlying index publisher changes these policies, for example, by changing the manner in which it calculates an underlying index value or if the applicable underlying index publisher discontinues or suspends calculation or publication of the value of an underlying index, in which case it may become difficult to determine the market value of your Buffered PLUS. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing values of the underlying indexes on any such date — and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value of each underlying index on any index business day or the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlying Index” and “— Role of Calculation Agent” on page S-26 of the accompanying general terms supplement no. 7,016.

Investing in the Buffered PLUS is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your Buffered PLUS is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your Buffered PLUS will have any rights with respect to the underlying index stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your Buffered PLUS will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Buffered PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Buffered PLUS subsequent to the date of this document. The issue price of the Buffered PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this document.

If You Purchase Your Buffered PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Buffered PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Buffered PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Buffered PLUS. If you purchase Buffered PLUS at a price that differs from the stated principal amount of the Buffered PLUS, then the return on your investment in such Buffered PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Buffered PLUS purchased at stated principal amount. If you purchase your Buffered PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Buffered PLUS will be lower than it would have been had you purchased the Buffered PLUS at stated principal amount or a discount to stated principal amount.

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Your Buffered PLUS May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your Buffered PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Buffered PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Buffered PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your Buffered PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Buffered PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-35 of the accompanying general terms supplement no. 7,016. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-35 of the accompanying general terms supplement no. 7,016 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

United States Alien Holders Should Consider the Withholding Tax Implications of Owning the Buffered PLUS

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts a United States alien holder receives upon the sale, exchange or maturity of the Buffered PLUS, could be collected via withholding. If these regulations were to apply to the Buffered PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying indexes during the term of the Buffered PLUS. We could also require a United States alien holder to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Buffered PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to the United States alien holder’s potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Buffered PLUS, your Buffered PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Buffered PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Buffered PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Buffered PLUS. The discussion in that section is hereby modified to reflect regulations proposed by the Treasury Department indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Underlying Indexes

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — Russell 2000® Index” on page S-66 of the accompanying underlier supplement no. 4.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The Trigger PLUS are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the Buffered PLUS.

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” on page S-87 of the accompanying underlier supplement no. 4.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such Buffered PLUS.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your Buffered PLUS.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in your receiving an amount greater than the outstanding principal amount of your Buffered PLUS on the stated maturity date, or that you will not lose some or a significant portion of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the Buffered PLUS, you should consult publicly available information to determine the relevant underlying index values between the date of this document and the date of your purchase of the Buffered PLUS. The actual performance of each underlying index over the life of the offered Buffered PLUS, as well as the payment at maturity may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2015, 2016, 2017, 2018 and 2019 and the first calendar quarter of 2020 (through February 28, 2020). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2015
Quarter ended March 31	1,266.373	1,154.709	1,252.772
Quarter ended June 30	1,295.799	1,215.417	1,253.947
Quarter ended September 30	1,273.328	1,083.907	1,100.688
Quarter ended December 31	1,204.159	1,097.552	1,135.889
2016
Quarter ended March 31	1,114.028	953.715	1,114.028
Quarter ended June 30	1,188.954	1,089.646	1,151.923
Quarter ended September 30	1,263.438	1,139.453	1,251.646

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

	High	Low	Period End
Quarter ended December 31	1,388.073	1,156.885	1,357.130
2017
Quarter ended March 31	1,413.635	1,345.598	1,385.920
Quarter ended June 30	1,425.985	1,345.244	1,415.359
Quarter ended September 30	1,490.861	1,356.905	1,490.861
Quarter ended December 31	1,548.926	1,464.095	1,535.511
2018
Quarter ended March 31	1,610.706	1,463.793	1,549.427
Quarter ended June 30	1,706.985	1,492.531	1,643.069
Quarter ended September 30	1,740.753	1,653.132	1,696.571
Quarter ended December 31	1,672.992	1,266.925	1,348.559
2019
Quarter ended March 31	1,590.062	1,330.831	1,539.739
Quarter ended June 30	1,614.976	1,465.487	1,566.572
Quarter ended September 30	1,585.599	1,456.039	1,523.373
Quarter ended December 31	1,678.010	1,472.598	1,668.469
2020
Quarter ending March 31 (through February 28, 2020)	1,705.215	1,476.431	1,476.431

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

	High	Low	Period End
2015
Quarter ended March 31	2,117.39	1,992.67	2,067.89
Quarter ended June 30	2,130.82	2,057.64	2,063.11
Quarter ended September 30	2,128.28	1,867.61	1,920.03
Quarter ended December 31	2,109.79	1,923.82	2,043.94
2016
Quarter ended March 31	2,063.95	1,829.08	2,059.74
Quarter ended June 30	2,119.12	2,000.54	2,098.86
Quarter ended September 30	2,190.15	2,088.55	2,168.27
Quarter ended December 31	2,271.72	2,085.18	2,238.83
2017
Quarter ended March 31	2,395.96	2,257.83	2,362.72
Quarter ended June 30	2,453.46	2,328.95	2,423.41
Quarter ended September 30	2,519.36	2,409.75	2,519.36
Quarter ended December 31	2,690.16	2,529.12	2,673.61
2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

	High	Low	Period End
2019
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ended December 31	3,240.02	2,887.61	3,230.78
2020
Quarter ending March 31 (through February 28, 2020)	3,386.15	2,954.22	2,954.22

The graphs below show the daily historical index closing values of each underlying index from January 1, 2015 through February 28, 2020. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the underlying index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the Russell 2000® Index

Historical Performance of the S&P 500® Index

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-14 of the accompanying general terms supplement no. 7,016. This document supersedes any conflicting provisions of the accompanying general terms supplement no. 7,016.

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Underlying index publisher:	FTSE Russell with respect to the Russell 2000® Index and S&P Dow Jones Indices LLC with respect to the S&P 500® Index
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Interest:	None
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Valuation Date” on page S-14 of the accompanying general terms supplement no. 7,016
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-14 of the accompanying general terms supplement no. 7,016
Specified currency:	U.S. dollars (“$”)
Index closing value:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Value, Index Closing Value and ETF Closing Price” on page S-31 of the accompanying general terms supplement no. 7,016

Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-29 of the accompanying general terms supplement no. 7,016
Index business day:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Underlying Business Day, Index Business Day and ETF Business Day” on page S-29 of the accompanying general terms supplement no. 7,016

Initial averaging period:

Expected to be the period from and including February 28, 2020 to and including the initial averaging period end date, excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any underlying index occurs or is continuing or that the calculation agent determines is not an index business day with respect to any underlying index. Notwithstanding the immediately preceding sentence, if the calculation agent determines that, with respect to any underlying index, a market disruption event (as described under “Supplemental Terms of the Notes — Special Calculation Provisions — Market Disruption Event” on page S-31 of the accompanying general terms supplement no. 7,016, provided that, for purposes of the initial averaging period only, the reference to “unwind” in the first paragraph of that section shall be deemed to be “unwind or establish”) occurs or is continuing on the initial averaging period end date or that day is not otherwise an index business day with respect to any underlying index, the initial averaging period end date, and therefore the last day of the initial averaging period will be postponed as described under “— Initial averaging period end date” below.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Initial averaging period end date:

Expected to be May 28, 2020, unless the calculation agent determines that, with respect to any underlying index, a market disruption event occurs or is continuing on that day or that day is not otherwise an index business day. In the event the originally scheduled initial averaging period end date is a non-index business day with respect to any underlying index, the initial averaging period end date will be the first day thereafter that is an index business day for each underlying index (the “first qualified initial averaging trading day”) provided that no market disruption event occurs or is continuing with respect to an underlying index on that day. If a market disruption event with respect to an underlying index occurs or is continuing on the originally scheduled initial averaging period end date or the first qualified initial averaging trading day, the initial averaging period end date will be the first following index business day on which the calculation agent determines that each underlying index has had at least one index business day (from and including the originally scheduled initial averaging period end date or the first qualified initial averaging trading day, as applicable) on which no market disruption event has occurred or is continuing and the index closing value of each underlying index will be determined on or prior to the postponed initial averaging period end date as set forth below. (In such case, the initial averaging period end date may differ from the date on which the level of an underlying index is determined for the purpose of the calculations to be performed on the initial averaging period end date.) In no event, however, will the initial averaging period end date be postponed by more than five scheduled index business days for all underlying indexes from the originally scheduled initial averaging period end date, either due to the occurrence of serial non-index business days or due to the occurrence of one or more market disruption events. (For the avoidance of doubt, a day that is a scheduled index business day for only one underlying index will not count as one of the five scheduled index business days for this purpose.) On such last possible initial averaging period end date, if a market disruption event occurs or is continuing with respect to an underlying index that has not yet had such an index business day on which no market disruption event has occurred or is continuing or if such last possible day is not an index business day with respect to such underlying index, that day will nevertheless be the initial averaging period end date.

With respect to any underlying index, if a market disruption event occurs or is continuing on a day that would otherwise be the initial averaging period end date, or such day is not an index business day, then the initial averaging period end date will be postponed as described under “— Initial averaging period end date” above.  If the initial averaging period end date is postponed to the last possible date due to the occurrence of serial non-index business days, the value of each underlying index will be the calculation agent’s assessment of such value, in its sole discretion, on such last possible initial averaging period end date.

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

If the initial averaging period end date is postponed due to a market disruption event with respect to any underlying index, the index closing value of each underlying index with respect to the initial averaging period end date will be calculated based on (i) for any underlying index that is not affected by a market disruption event on the applicable originally scheduled initial averaging period end date or the first qualified initial averaging trading day thereafter (if applicable), the index closing value of the underlying index on that date, (ii) for any underlying index that is affected by a market disruption event on the applicable originally scheduled initial averaging period end date or the first qualified initial averaging trading day thereafter (if applicable), the index closing value of the underlying index on the first following index business day on which no market disruption event exists for such underlying index and (iii) the calculation agent’s assessment, in its sole discretion, of the value of any underlying index on the last possible postponed initial averaging period end date with respect to such underlying index as to which a market disruption event continues through the last possible postponed initial averaging period end date.  As a result, this could result in the index closing value on the initial averaging period end date of each underlying index being determined on different calendar dates.

For the avoidance of doubt, once the index closing value for an underlying index is determined for the initial averaging period end date, the occurrence of a later market disruption event or non-index business day will not alter such calculation.

Final averaging period:

The final averaging period is expected to be the period from and including July 3, 2025 to and including the valuation date, excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any underlying index occurs or is continuing or that the calculation agent determines is not an index business day with respect to any underlying index. Notwithstanding the immediately preceding sentence, if the calculation agent determines that, with respect to any underlying index, a market disruption event occurs or is continuing on the valuation date or that day is not otherwise an index business day with respect to any underlying index, the valuation date, and therefore the last day of the final averaging period, will be postponed as described under “— Postponement of valuation date” above.

FDIC:	The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Tax considerations:

You will be obligated pursuant to the terms of the Buffered PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each Buffered PLUS for all tax purposes as a pre-paid derivative contract in respect of the underlying indexes, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-35 of the accompanying general terms supplement no. 7,016. Pursuant to this approach, it is the opinion of Sidley Austin llp that upon the sale, exchange or maturity of your Buffered PLUS, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your Buffered PLUS. Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Buffered PLUS will generally be subject to the FATCA withholding rules. Pursuant to recently proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 7,016
ERISA:	As described under “Employee Retirement Income Security Act” on page S-42 of the accompanying general terms supplement no. 7,016

March 2020

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-43 of the accompanying general terms supplement no. 7,016 and “Plan of Distribution — Conflicts of Interest” on page 78 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $  .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Buffered PLUS specified on the front cover of this document. GS&Co. proposes initially to offer the Buffered PLUS to the public at the original issue price set forth on the cover page of this document. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $10.00, or 1.00% of the principal amount, for each Buffered PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.5% of the principal amount, for each Buffered PLUS as a structuring fee. Goldman Sachs & Co. LLC will receive an underwriting discount of $3.50, or 0.35% of the principal amount, for each Buffered PLUS. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Buffered PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Buffered PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the Buffered PLUS against payment therefor in New York, New York on March     , 2020. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered PLUS on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Buffered PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

About Your Buffered PLUS:

GS Finance Corp. and The Goldman Sachs Group, Inc. have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement, underlier supplement no. 4 and general terms supplement no. 7,016 listed below) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement, underlier supplement no. 4 and general terms supplement no. 7,016 and any other documents relating to this offering that GS Finance Corp. and The Goldman Sachs Group, Inc. have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.sec.gov. Alternatively, we will arrange to send you the prospectus, prospectus supplement, underlier supplement no. 4 and general terms supplement no. 7,016 if you so request by calling (212) 357-4612.

The Buffered PLUS are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This document should be read in conjunction with the following:

●General terms supplement no. 7,016 dated November 22, 2019

●Underlier supplement no. 4 dated February 21, 2020

●Prospectus supplement dated July 10, 2017

●Prospectus dated July 10, 2017

The information in this document supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Buffered PLUS.

Please note that, for purposes of this document, references in the underlier supplement no. 4 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date” and “underlying publisher”, respectively.

March 2020

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this document, the accompanying general terms supplement no. 7,016, the accompanying underlier supplement no. 4, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This document, the accompanying general terms supplement no. 7,016, the accompanying underlier supplement no. 4, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the Trigger PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this document, the accompanying general terms supplement no. 7,016, the accompanying underlier supplement no. 4, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Buffered PLUS Based on the Value of the Worst-Performing of the Russell 2000® Index and the S&P 500® Index due October 7, 2025

Principal at Risk Securities

Goldman Sachs & Co. LLC